Exhibit 99.1

Sonim Announces Closure of SEC Investigation with No Enforcement Action

San Diego, Calif. (March 13, 2023) — Sonim Technologies (Nasdaq: SONM) today announced that it received a written notice from the United States Securities and Exchange Commission (SEC) stating that the SEC has concluded its investigation as to Sonim and does not intend to recommend enforcement action. This notice was provided under the guidelines set forth in the final paragraph of Securities Act Release No. 5310.

“We are pleased to move forward from this legacy issue, which dated to Sonim’s initial public offering,” said Peter Liu, Sonim’s Chief Executive Officer. “Closure of this inherited SEC matter will also remove a source of legal expense, further reducing operating costs.”

“As a new management team, we remain fully focused on growing sales and executing a successful strategy to bring Sonim to profitability,” said Mr. Liu. “We have reported significant progress on these goals through the first nine months of 2022, as well as pre-announced expectations for continued revenue growth in the fourth quarter.”

Sonim previously announced that it anticipates fourth quarter 2022 revenue in excess of $24 million, representing sequential growth of at least 17% from revenue of $20.5 million in the third quarter of 2022 and year-over-year growth of at least 51% from revenue of $15.9 million in the fourth quarter 2021.

Sonim intends to report its full financial results on or about March 15, 2023.

About Sonim Technologies, Inc.

Sonim Technologies is a leading U.S. provider of ultra-rugged, rugged and consumer durable mobile devices designed to provide extra protection for users that demand more durability in their work and everyday lives. We currently sell our ruggedized mobility solutions to several of the largest wireless carriers in the United States — including AT&T, T-Mobile and Verizon — as well as the three largest wireless carriers in Canada — Bell, Rogers and Telus Mobility. Our ruggedized phones and accessories are also sold through distributors in North America and Europe. Sonim devices and accessories connect users with voice, data, workflow and lifestyle applications that enhance the user experience while providing an extra level of protection. For more information, visit www.sonimtech.com.

Important Cautions Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to, among other things, the projected revenue growth and the anticipated date of release of complete financial results. These forward-looking statements are based on Sonim’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by Sonim, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, but are not limited to, the following: Sonim’s ability to continue as a going concern and improve its liquidity and financial position; Sonim’s exploration of strategic or financial alternatives may not result in any transaction or alternative that enhances value; risks related to Sonim’s ability to comply with the continued listing standards of the Nasdaq Stock Market and the potential delisting of Sonim’s common stock; Sonim’s ability to continue to develop solutions to address user needs effectively, including its next generation products; anticipated sales levels of both new and legacy products; Sonim’s reliance on its channel partners to generate a substantial majority of its revenues; the limited operating history in Sonim’s markets; Sonim’s ongoing restructuring and transformation of its business; the variation of Sonim’s quarterly results; the lengthy customization and certification processes for Sonim’s wireless carries customers; the impact of global macroeconomic events, inflation, and the COVID-19 pandemic, as well as the other risk factors described under “Risk Factors” included in Sonim’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Sonim Technologies Contacts

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200